EXHIBIT 4.27

Date 6 October 2008
(as amended by letters dated
15 January 2009, 18 March 2009 and
31 July 2009 and as amended and restated
by an amendment and restatement agreement
dated 1 December 2010)

BANKSY SHIPPING COMPANY LIMITED
HONGBO SHIPPING COMPANY LIMITED
as joint and several Borrowers

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Swap Banks

- and -

DVB BANK AMERICA N.V.
as Agent
and as Security Trustee

LOAN AGREEMENT

relating to
a facility of up to US$80,000,000
to part finance the construction of
hull numbers S-1027 (now known as m.t. "IONIAN WAVE")
and S-1033 (now known as m.t. "HONGBO")
at SPP Plant & Shipbuilding Co., Ltd.

WATSON, FARLEY & WILLIAMS
London

INDEX

Clause		Page

1	INTERPRETATION	1
2	FACILITY	18
3	POSITION OF THE LENDERS AND SWAP BANKS	18
4	DRAWDOWN	19
5	INTEREST	22
6	INTEREST PERIODS	24
7	DEFAULT INTEREST	24
8	REPAYMENT AND PREPAYMENT	25
9	CONDITIONS PRECEDENT	29
10	REPRESENTATIONS AND WARRANTIES	30
11	GENERAL UNDERTAKINGS	33
12	CORPORATE UNDERTAKINGS	40
13	INSURANCE	41
14	SHIP COVENANTS	45
15	SECURITY COVER	49
16	PAYMENTS AND CALCULATIONS	50
17	APPLICATION OF RECEIPTS	52
18	APPLICATION OF EARNINGS; SWAP PAYMENTS	53
19	EVENTS OF DEFAULT	55
20	FEES AND EXPENSES	60
21	INDEMNITIES	61
22	NO SET-OFF OR TAX DEDUCTION	63
23	ILLEGALITY, ETC	64
24	INCREASED COSTS	64
25	SET OFF	66
26	TRANSFERS AND CHANGES IN LENDING OFFICES	66
27	VARIATIONS AND WAIVERS	70
28	NOTICES	71
29	JOINT AND SEVERAL LIABILITY	73
30	SUPPLEMENTAL	74
31	LAW AND JURISDICTION	74

THIS AGREEMENT is made on 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009 and as amended and restated by an amendment and restatement agreement dated 1 December 2010)

BETWEEN

(1)	BANKSY SHIPPING COMPANY LIMITED and HONGBO SHIPPING COMPANY LIMITED, as joint and several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Swap Banks;

(4)	DVB BANK AMERICA N.V., as Agent; and

(5)	DVB BANK AMERICA N.V., as Security Trustee.

BACKGROUND

(A)
The Lenders have agreed to make available to the Borrowers a facility of up to $80,000,000 for the purpose of (i) part financing the purchase price of the Ships which are to be constructed by the Builder for, and purchased by, the Borrowers and (ii) financing the payment of certain fees.

(B)	The Swap Banks may enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Banks have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1 Definitions.  Subject to Clause 1.5, in this Agreement:

"Account Security Deed" means, in relation to an Earnings Account, a deed creating security in respect of that Earnings Accounts dated 18 March 2009 (as amended and/or supplemented from time to time) and executed by the Borrower to which that Earnings Account relates in favour of the Security Trustee;

"Advance" means the principal amount of each borrowing by the Borrowers under this Agreement;

"Affected Lender" has the meaning given in Clause 5.7;

"Agency and Trust Agreement" means the agency and trust agreement dated the same date as this Agreement (as amended and/or supplemented from time to time) and made between the same parties;

"Agent" means DVB Bank America N.V., acting in such capacity through its office at Zeelandia Office Park, Kaya W.F.G. Mensing 14, Willemstad, Curaçao, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent or as otherwise approved in accordance with any other approval procedure specified in any relevant provisions of any Finance Document;

"Amendment and Restatement Agreement" means an amendment and restatement agreement dated 1 December 2010 and made between the Borrowers, the Guarantor, the Agent and the Security Trustee;

"Approved Manager" means, in relation to a Ship, any company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical  or commercial manager of the Ship;

"ASTRALE" has the meaning given to "Ship" in the Astrale Loan Agreement;

"Astrale Account Security Deed"  means a second priority deed creating security in respect of the Earnings Account (as defined in the Astrale Loan Agreement) and executed or to be executed by the Astrale Borrower in favour of the Security Trustee in the Agreed Form;

"Astrale Borrower" means Japan II Shipping Company Limited, a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

"Astrale Finance Document" has the meaning given to "Finance Document" in the Astrale Loan Agreement;

"Astrale General Assignment"  means a second priority general assignment of the earnings, the insurances and any requisition compensation in relation to ASTRALE and executed or to be executed by the Astrale Borrower in favour of the Security Trustee in the Agreed Form;

"Astrale Guarantee" means a guarantee issued or to be by the Astrale Borrower in favour of the Security Trustee in the Agreed Form;

"Astrale Lender" has the meaning given to "Lender" in the Astrale Loan Agreement;

"Astrale Loan" has the meaning given to "Loan" in the Astrale Loan Agreement;

"Astrale Loan Agreement"  means the loan agreement dated as of          December 2010 (as amended, restated and/or supplemented from time to time) and (as amended and restated) made between (i) the Astrale Borrower, as borrower, (ii) the Guarantor and the Borrowers, as guarantors, (iii) certain banks and financial institutions, as lenders, (iv) DVB Bank SE (formerly known as DVB Bank AG), as swap bank, (v) DVB Bank America N.V., as agent, (vi) DVB Bank America N.V., as security trustee and (vii) the Hongbo Security Trustee, as Hongbo security trustee;

"Astrale Manager's Undertaking" means, in relation to any technical or commercial manager of ASTRALE, an undertaking by that manager in favour of the Security Trustee in the Agreed Form;

"Astrale Mortgage" means a second preferred Liberian ship mortgage over ASTRALE and executed or to be executed by the Astrale Borrower in favour of the Security Trustee in the Agreed Form;

"Astrale Security Documents" has the meaning given to "Security Documents" in the Astrale Loan Agreement;

"Astrale Security Trustee" has the meaning given to "Security Trustee" in the Astrale Loan Agreement;

"Astrale Shares Pledge" means a second priority deed creating security over the share capital of the Astrale Borrower executed or to be executed by the Guarantor in favour of the Security Trustee in the Agreed Form;

"Astrale Trigger Ratio"  means the ratio expressed as a percentage of the Fair Market Value (as defined in the Astrale Loan Agreement) of ASTRALE to the Ship Exposure (as defined in the Astrale Loan Agreement);

"Availability Period" means the period commencing on the date of this Agreement and ending on:

(a)	30 September 2009 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrowers); or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;

"B Tranche" means the Advance made or to be made pursuant to Clause 4.2(i);

"Borrowers" means each of Banksy Shipping Company Limited ("Banksy") and Hongbo Shipping Company Limited ("Hongbo"), each being a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (and includes their respective successors);

"Builder" means SPP Plant & Shipbuilding Co., Ltd. of the Republic of Korea;

"Business Day" means a day on which banks are open in Curaçao, Frankfurt, London and Piraeus and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

"Charters" means:

(a)
in relation to IONIAN WAVE, the bareboat charter dated 27 May 2008 (together with addenda dated 7 October 2008, 19 January 2009 and 18 February 2009) and made between Banksy (as the nominee of the Guarantor) and Magellano Marine C.V. for a period of 7 years on a rate of US$14,300 (net) per day (with Banksy having options to extend the period for an additional year on a rate of US$14,800 (net) per day, thereafter for an additional year on a rate of US$15,300 (net) per day and thereafter for an additional year on a rate of US$15,800 (net) per day); and

(b)
in relation to HONGBO, the bareboat charter dated 8 April 2008 (together with addenda dated 8 September 2008 and 21 November 2008) and made between Hongbo (as the nominee of the Guarantor) and Daelim Corporation (as the successor of a merger with Daelim H&L Co., Ltd.) for a period of 10 years on a rate of US$14,550 (net) per day, each as supplemented and/or amended from time to time and, in the singular, means either of them;

"Charter Guarantee"  means, in relation to the Charter of IONIAN WAVE, the guarantee dated 7 October 2008 and issued by the Charter Guarantor in favour of Banksy as supplemented and/or amended from time to time;

"Charter Guarantor" means Marco Polo Seatrade B.V., a company incorporated in the Netherlands whose registered office is at Fred. Roeskestraat 123, 1076 EE Amsterdam, the Netherlands;

"Charterer" means, in relation to a Charter, the party which has entered into that Charter with the relevant Borrower;

"Commitment" means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commitments" means the aggregate of the Commitments of all the Lenders);

"Confirmation" and "Early Termination Date", in relation to any continuing Designated Transaction, have the meanings given in the relevant Master Agreement;

"Contractual Currency" has the meaning given in Clause 21.4;

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender;

"Creditor Party" means the Agent, the Security Trustee, the Hongbo Security Trustee, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time;

"Delivery Date"  means, in relation to a Ship, the date on which that Ship is actually delivered to (and accepted by) the relevant Borrower under the Shipbuilding Contract for that Ship;

"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to a Master Agreement with a Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)
its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date; and

(c)
it is designated by the Borrowers, by delivery by the Borrowers to the Agent of a notice of designation in the form set out in Schedule 6, as a Designated Transaction for the purposes of the Finance Documents;

"Dollars" and "$" means the lawful currency for the time being of the United States of America;

"Drawdown Date" means, in relation to an Advance, the date requested by the Borrowers for the Advance to be made, or (as the context requires) the date on which the Advance is actually made;

"Drawdown Notice" means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

"DVB LAM Form" means a form in the form set out in Schedule 7;

"Earnings"  means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b);

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to any Borrower or the Security Trustee in the event of requisition of a Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Ship; and

(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)
if and whenever a Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

"Earnings Account" means, in relation to a Ship, an account in the name of the Borrower owning the Ship with a bank or financial institution approved by the Agent which is designated by the Agent as the Earnings Account in relation to that Ship for the purposes of this Agreement;

"Effective Date" has the meaning given to it in the Amendment and Restatement Agreement;

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

"Event of Default" means any of the events or circumstances described in Clause 19.1;

"Fee Letter" means a fee letter dated 6 October 2008 (as amended and/or supplemented from time to time) and signed between DVB Bank America N.V., the Borrowers and the Guarantor;

"Finance Documents" means:

(a)	this Agreement;

(b)	the Supplemental Agreements;

(c)	the Fee Letter;

(d)	the Top Up Loan Fees Letter;

(e)	the Agency and Trust Agreement;

(f)	the Hongbo Trust Agreement;

(g)	the Guarantee;

(h)	the Master Agreement Assignments;

(i)	the Account Security Deeds;

(j)	the Retention Account Security Deed;

(k)	the Shares Pledges;

(l)	the Astrale Shares Pledge;

(m)	the Predelivery Security Assignments;

(n)	the Mortgages;

(o)	the General Assignments;

(p)	the Multiparty Agreements;

(q)	the Astrale Guarantee;

(r)	the Astrale Mortgage;

(s)	the Astrale General Assignment;

(t)	the Astrale Manager's Undertakings;

(u)	the Astrale Account Security Deed; and

(v)
any other document (whether creating a Security Interest or not) which is executed at any time by any Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition;

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)
under a financial lease (including, without limitation, off-balance sheet liabilities such as remaining obligations under any leasing/chartering arrangement (whether or not a financial lease)), a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

"GAAP" means generally accepted accounting principles in the United States of America;

"General Assignments" means:

(a)	in relation to IONIAN WAVE, a general assignment of the Earnings, the Insurances and any Requisition Compensation dated 19 March 2009 and executed by Banksy in favour of the Security Trustee; and

(b)
in relation to HONGBO, a general assignment of the Earnings, the Insurances and any Requisition Compensation dated 3 August 2009 (together with an assignment, amendment and restatement letter made or to be made between the Security Trustee, the Hongbo Security Trustee and Hongbo) and (as so assigned) executed by Hongbo in favour of the Hongbo Security Trustee, each as amended and/or supplemented from time to time and, in the singular, means either of them;

"Guarantee" means a guarantee dated 6 October 2008 (as amended and restated by the Amendment and Restatement Agreement and as further amended and/or supplemented from time to time) and issued by the Guarantor in favour of the Security Trustee;

"Guarantor" means Top Ships Inc. (formerly known as Top Tankers Inc.), a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960;

"Guarantor's Group" means the Guarantor and its subsidiaries;

"Hongbo Security Trustee" means DVB Bank America N.V., acting in such capacity through its office at Zeelandia Office Park, Kaya W.F.G. Mensing 14, Willemstad, Curaçao, or any successor of it appointed under the Hongbo Trust Agreement;

"Hongbo Trust Agreement" means the trust agreement made or to be made between the Lenders, the Astrale Lenders, DVB Bank SE (as swap bank under this Agreement and the Astrale Loan Agreement) and DVB Bank America N.V. (in various capacities);

"IAPPC" means an International Air Pollution Prevention Certificate for the purposes of MARPOL Annex VI, "Regulations for the Prevention of Air Pollution from Ships";

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

"Interest Period" means a period determined in accordance with Clause 6;

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code);

"ISPS Code"  means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;

"ISSC"  means a valid and current International Ship Security Certificate issued under the ISPS Code;

"Lender" means a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Agent under Clause 26.14) or its transferee, successor or assign;

"LIBOR" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, that period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the Quotation Date for that period (and, for the purposes of this Agreement, "REUTERS BBA Page LIBOR 01" means the display designated as "Page 01" on the REUTERS Service or such other page as may replace Page 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars) Provided that should there be a discrepancy between such offered quotation for deposits in Dollars appearing on Reuters BBA Page LIBOR 01 and the actual rate at which deposits in Dollars are offered to each Reference Bank by leading banks in the London Interbank Market at that Reference Bank's request at or about 11.00 a.m. (London time) on the Quotation Date for that period for a period equal to that period and for delivery on the first Business Day of it, the highest of the actual rates available to the Reference Banks shall be "LIBOR" for the purposes of this paragraph (a); or

(b)
if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank's request at or about 11.00 a.m. (London time) on the Quotation Date for that period for a period equal to that period and for delivery on the first Business Day of it;

"Loan" means the principal amount for the time being outstanding under this Agreement;

"Major Casualty" means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;

"Majority Lenders" means:

(a)	before an Advance has been made, Lenders whose Commitments total more than 67 per cent. of the Total Commitments; and

(b)	after an Advance has been made, Lenders whose Contributions total more than 67 per cent. of the Loan;

"Margin" means:

(a)
in relation to any Advance under the Tranche for IONIAN WAVE, 1.75 per cent. per annum except that this shall be 2.25 per cent. per annum for any day on which there exists a default (howsoever described) under the Charter of IONIAN WAVE or the Charter Guarantee in relation to IONIAN WAVE Provided that:

(i)
the reference to such default shall include, without limitation, the situation existing as of the Effective Date where only reduced charterhire of US$10,000 (net) per day is being paid by the Charterer of IONIAN WAVE but it is agreed (solely for the existing payment default but not any subsequent default) that such default shall be considered as rectified for the purposes of this paragraph (a) if the charterer of IONIAN WAVE resumes paying full charterhire at the rate of US$14,300 (net) per day even if the charterer does not pay prior outstanding charterhire; and

(ii)	this paragraph (a) shall be without prejudice to whether an Event of Default arises or not under the terms of any other Clause of this Agreement;

(b)	in relation to any Advance under the Tranche for HONGBO, 1.55 per cent. per annum;

(c)	in relation to the B Tranche from time to time, the same rate per annum applicable at that time to the Tranche for IONIAN WAVE;

"Master Agreement"  means each master agreement (on the 2002 ISDA (Multicurrency - Crossborder) form) in the Agreed Form made between the Borrowers and a Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;

"Master Agreement Assignment"  means, in relation to each Master Agreement and each Borrower, the assignment of the Master Agreement by that Borrower in the Agreed Form;

"Mortgages" means:

(a)
in relation to IONIAN WAVE, the first preferred Liberian ship mortgage on that Ship dated 19 March 2009 (as amended by an addendum dated 3 August 2009, a further addendum made or to be made between Banksy and the Security Trustee and as further amended and/or supplemented from time to time) and executed by Banksy in favour of the Security Trustee; and

(b)
in relation to HONGBO, the first preferred Panamanian ship mortgage on that Ship dated 3 August 2009 (together with an assignment, amendment and restatement agreement made or to be made between the Security Trustee, the Hongbo Security Trustee and Hongbo and as further amended and/or supplemented from time to time) and (as so assigned) executed by Hongbo in favour of the Hongbo Security Trustee, and, in the singular, means either of them;

"Negotiation Period" has the meaning given in Clause 5.10;

"Notifying Lender" has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

"Payment Currency" has the meaning given in Clause 21.4;

"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents and the Astrale Security Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.12(g);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

"Pertinent Document" means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

"Pertinent Jurisdiction", in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interests or which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as a main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

"Predelivery Security Assignment"  means, in relation to a Ship, an assignment of the Shipbuilding Contract for that Ship and of the Refund Guarantee in relation to that Shipbuilding Contract dated 8 October 2008 (as amended and/or supplemented from time to time) and executed by the Borrower to which that Shipbuilding Contract relates in favour of the Security Trustee;

"Prepayment Loan"  means any loan advanced to the Guarantor where any of the proceeds of such loan was used directly or indirectly by either Borrower or the Guarantor to make on 18 August 2010 the prepayment of the Top Up Loan in an amount equal to US$4,376,471.94;

"Principal Subsidiaries"  means each company which has total assets which are valued at 5 per cent. or more of the value of the consolidated total assets of the Guarantor and its subsidiaries, as calculated by reference to the then latest audited annual accounts of such subsidiary and the Guarantor and, in the singular, means any of them;

"Multiparty Agreements" means:

(a)
in relation to IONIAN WAVE, a quadripartite agreement dated 18 March 2009 (as amended and restated by a letter made or to be made between the Security Trustee, the Astrale Security Trustee, Banksy, Magellano Marine C.V. and the Charter Guarantor and as further amended and/or supplemented from time to time) and (as so amended and restated) made between Banksy, Magellano Marine C.V. (the Charterer of that Ship), the Charter Guarantor, the Security Trustee and the Astrale Security Trustee; and

(b)	in relation to HONGBO, a tripartite agreement made or to be made between Hongbo, Daelim Corporation (the Charterer of that Ship) and the Hongbo Security Trustee in the Agreed Form,

and, in the singular, means either of them;

"Quotation Date" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is 2 Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days);

"Reference Banks" means, subject to Clause 26.16, DVB Bank America N.V.;

"Refund Guarantees" means:

(a)
in relation to the Shipbuilding Contract for IONIAN WAVE, the guarantee dated 18 December 2006 and issued by the Refund Guarantor in favour of the Guarantor together with an agreement made or to be made between the Refund Guarantor, the Guarantor and Banksy pursuant to which Banksy will become the beneficiary under such guarantee; and

(b)
in relation to the Shipbuilding Contract for HONGBO, the guarantee dated 18 December 2006 and issued by the Refund Guarantor in favour of the Guarantor together with an agreement made or to be made between the Refund Guarantor, the Guarantor and Hongbo pursuant to which Hongbo will become the beneficiary under such guarantee, each in a form approved by the Lenders and as supplemented and/or amended from time to time and, in the singular, means either of them;

"Refund Guarantor" means Woori Bank of the Republic of Korea;

"Relevant Person" has the meaning given in Clause 19.9;

"Repayment Date" means a date on which a repayment is required to be made under Clause 8;

"Retention Account" means an account in the joint names of the Borrowers with the Agent in Curaçao, or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is designated by the Agent as the Retention Account for the purposes of this Agreement;

"Retention Account Security Deed" means a deed creating security in respect of the Retention Account in the Agreed Form;

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";

"Secured Liabilities" means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any Designated Transaction under any Master Agreement or any judgment relating to any Finance Document or any Designated Transaction under any Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party" means the Guarantor, each party to each Multiparty Agreement (except a Creditor Party), each party to each Astrale Manager's Undertaking (except a Creditor Party), the Astrale Borrower and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents";

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by any Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement;

(c)
neither any Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d)
the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

"Security Trustee"  means DVB Bank America N.V., acting in such capacity through its office at Zeelandia Office Park, Kaya W.F.G. Mensing 14, Willemstad, Curaçao, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;

"Servicing Bank" means the Agent or the Security Trustee;

"Shares Pledge" means, in relation to a Borrower, a deed creating security over the share capital of that Borrower dated 6 October 2008 (as amended and/or supplemented from time to time) and executed by the Guarantor in favour of the Security Trustee;

"Ship" means each of:

(a)
"IONIAN WAVE" (also known as "Ship A"), being the newbuilding IMO III, double hull product tanker of 50,000 dwt constructed by the Builder for, and purchased by, Banksy under the Shipbuilding Contract in respect of hull number S-1027 and now registered in the name of Banksy under Liberian flag with the name "IONIAN WAVE"; and

(b)
"HONGBO" (also known as "Ship B"), being the newbuilding IMO III, double hull product tanker of 50,000 dwt constructed by the Builder for, and purchased by, Hongbo under the Shipbuilding Contract in respect of hull number S-1033 and now registered in the name of Hongbo under Panamanian flag with the name "HONGBO";

and, in the singular, means either of them;

"Shipbuilding Contracts" means:

(a)
the shipbuilding contract dated 31 October 2006 and made between the Builder and the Guarantor for the construction by the Builder of a newbuilding IMO III, double hull product tanker of 50,000 dwt with hull number S-1027 and its purchase by Guarantor together with a novation agreement made or to be made between the Builder, the Guarantor and Banksy pursuant to which the Guarantor's rights and obligations under such shipbuilding contract are novated in favour of Banksy; and

(b)
the shipbuilding contract dated 31 October 2006 and made between the Builder and the Guarantor for the construction by the Builder of a newbuilding IMO III, double hull product tanker of 50,000 dwt with hull number S-1033 and its purchase by Guarantor together with a novation agreement made or to be made between the Builder, the Guarantor and Hongbo pursuant to which the Guarantor's rights and obligations under such shipbuilding contract are novated in favour of Hongbo;

each in a form approved by the Lenders and as supplemented and/or amended from time to time and, in the singular, means either of them;

"Supplemental Agreements" means:

(a)	a letter dated 15 January 2009 and made between the Borrowers, the Guarantor, the Agent and the Security Trustee;

(b)	a letter dated 18 March 2009 and made between the Borrowers, the Guarantor, the Agent and the Security Trustee;

(c)	a letter dated 31 July 2009 and made between the Borrowers, the Guarantor, the Agent and the Security Trustee; and

(d)	the Amendment and Restatement Agreement,

each as amended and/or supplemented from time to time and, in the singular, means any of them;

"Top Up Loan" means the B Tranche;

"Top Up Loan Fees Letter" means a letter dated 31 July 2009 (as amended and/or supplemented from time to time) and signed between DVB Bank America N.V., the Borrowers and the Guarantor;

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control of the Borrower owning the Ship; and

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the full control of the Borrower owning the Ship;

"Swap Bank"  means a bank or financial institution listed in Schedule 2 and acting through its branch indicated in Schedule 1;

"Swap Counterparty"  means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction;

"Swap Exposure"  means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by the Swap Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Counterparty with the Borrowers if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrowers and the Swap Counterparty;

"Total Loss Date" means, in relation to a Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning the Ship with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(a)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

"Tranche" means, in relation to a Ship and subject to Clause 4.8, the aggregate of the Advances relating to that Ship (excluding, for the avoidance of doubt, the B Tranche);

"Transaction" has the meaning given in each Master Agreement;

"Transaction Documents" means the Shipbuilding Contracts, the Charters and the Charter Guarantee and, in the singular, means any of them;

"Transfer Certificate" has the meaning given in Clause 26.2; and

"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Agreement.

1.2   Construction of certain terms.  In this Agreement:

"administration notice"  means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

"approved" means, for the purposes of Clause 13, approved in writing by the Agent;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"control"  by one person (A) of another (B) means that A (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise and whether acting alone or in concert with one or more other parties) has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of B or otherwise controls or has the power to control the affairs and policies of B;

"document" includes a deed; also a letter or fax;

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.3;

"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

"parent company" has the meaning given in Clause 1.4;

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 1.4;

"tax"  includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

"war risks"  includes the risk of mines, blocking, trapping and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3
Meaning of "month".  A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4   Meaning of "subsidiary".  A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

1.5   General Interpretation.  In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa; and

(d)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement, the Lenders shall make a loan facility not exceeding $80,000,000 available to the Borrowers.

2.2
Lenders' participations in Advances.  Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

2.3	Purpose of Advances. The Borrowers undertake with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.

3	POSITION OF THE LENDERS AND SWAP BANKS

3.1	Interests several. The rights of the Lenders and of the Swap Banks under this Agreement and under the Master Agreements are several.

3.2
Individual right of action.  Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, the Hongbo Security Trustee, any other Lender or any other Swap Bank as additional parties in the proceedings.

3.3
Proceedings requiring Majority Lenders' consent.  Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against any Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4
Obligations several.  The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

(a)	the obligations of the other Lenders or Swap Banks being increased; nor

(b)	any Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement,

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or a Master Agreement.

4	DRAWDOWN

4.1
Request for Advance.  Subject to the following conditions, the Borrowers may request an Advance to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period; and the Drawdown Date of the final Advance relating to HONGBO shall be the same as the Drawdown Date of the Top Up Loan;

(b)	each Advance shall relate to IONIAN WAVE, HONGBO or the Top Up Loan;

(c)
there shall be no more than 5 Advances relating to each Ship (excluding, for the avoidance of doubt, the Top Up Loan), the aggregate of such Advances relating to a Ship shall not exceed $40,000,000 and there shall only be 1 Advance for the Top Up Loan;

(d)	the amount of the first Advance relating to a Ship shall not exceed the lesser of:

(i)	70 per cent. of the net amount of the instalment of the purchase price already paid to the Builder under article 10(b)(i) (refund guarantee arrangement) of the Shipbuilding Contract for that Ship;

(ii)	$5,011,650; or

(iii)
such lesser amount required to ensure that, if the ratio set out in Clause 15.1(a) were applied immediately following the making of the Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause;

(e)	the amount of the second Advance relating to a Ship shall not exceed the lesser of:

(i)
70 per cent. of the net amount of the instalment of the purchase price due to the Builder under article 10(b)(ii) (steel cutting) of the Shipbuilding Contract for that Ship on the relevant Drawdown Date;

(ii)	$5,011,650; or

(iii)
such lesser amount required to ensure that, if the ratio set out in Clause 15.1(a) were applied immediately following the making of the Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause;

(f)	the amount of the third Advance relating to a Ship shall not exceed the lesser of:

(i)
70 per cent. of the net amount of the instalment of the purchase price due to the Builder under article 10(b)(iii) (keel laying) of the Shipbuilding Contract for that Ship on the relevant Drawdown Date;

(ii)	$6,682,200; or

(iii)
such lesser amount required to ensure that, if the ratio set out in Clause 15.1(a) were applied immediately following the making of the Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause;

(g)	the amount of the fourth Advance relating to a Ship shall not exceed the lesser of:

(i)	70 per cent. of the net amount of the instalment of the purchase price due to the Builder under article 10(b)(iv) (launching) of the Shipbuilding Contract for that Ship on the relevant Drawdown Date;

(ii)	$6,682,200; or

(iii)
such lesser amount required to ensure that, if the ratio set out in Clause 15.1(a) were applied immediately following the making of the Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause;

(h)	the amount of the final Advance relating to a Ship shall not exceed the lesser of:

(i)	116 per cent. of the net amount of the instalment of the purchase price due to the Builder under article 10(b)(v) (delivery) of the Shipbuilding Contract for that Ship on the relevant Drawdown Date;

(ii)	$16,612,300;

(iii)
together with the aggregate amount of the previous Advances relating to that Ship, 75 per cent. of the market value (determined as provided in Clause 15.3 on the basis of a valuation carried out not more than 2 weeks prior to the Drawdown Date) of that Ship; or

(iv)
such lesser amount as the Lenders may determine in their absolute discretion if the Borrowers have not provided all of the documents and evidence set out in Clauses 11.28 and 11.29 in form and substance satisfactory to the Agent and its lawyers;

(i)	the amount of the Top Up Loan shall not exceed:

(i)	the net amount of the instalment of the purchase price due to the Builder under article 10(b)(v) (delivery) of the Shipbuilding Contract for HONGBO on the Drawdown Date; less

(ii)	the amount of the final Advance relating to HONGBO to be drawndown on the Drawdown Date for the Top Up Loan; plus

(iii)	$1,820,000; and

(j)	the aggregate amount of the Advances shall not exceed the Total Commitments.

4.3	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender's participation in the Advance; and

(c)	the duration of the first Interest Period.

4.4
Drawdown Notice irrevocable.  A Drawdown Notice must be signed by a director, officer or attorney-in-fact of each Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.

4.5
Lenders to make available Contributions.  Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.6
Disbursement of Advance.  Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:

(a)	to the account which the Borrowers specify in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7
Disbursement of Advance to third party.  The payment by the Agent under Clause 4.6 shall constitute the making of the Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's Contribution.

4.8	Swapping and rounding down of Tranches. On the Effective Date:

(a)	the Advances relating to IONIAN WAVE immediately prior to the Effective Date shall, on and from the Effective Date, be construed as relating to HONGBO;

(b)	the Advances relating to HONGBO immediately prior to the Effective Date shall, on and from the Effective Date, be construed as relating to IONIAN WAVE;

(c)	the aggregate amount of the Advances relating to HONGBO (as a result of Clause 4.8(a)) shall be reduced by $13,074.41 and the amount of such reduction shall be added to the B Tranche;

(d)	the aggregate amount of the Advances relating to IONIAN WAVE (as a result of Clause 4.8(b)) shall be reduced by $2,651.78 and the amount of such reduction shall be added to the B Tranche; and

(e)	as a result of Clauses 4.8(a), 4.8(b), 4.8(c) and 4.(d) (and assuming the Effective Date occurs before 16 December 2010):

(i)	the Tranche relating to IONIAN WAVE shall be equal to US$23,600,000;

(ii)	the Tranche relating to HONGBO shall be equal to US$29,472,655; and

(iii)	the B Tranche shall be equal to US$5,328,324.84.

5	INTEREST

5.1	Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

5.2
Normal rate of interest.  Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of the Margin and LIBOR for that Interest Period.

5.3
Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrowers and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,

as soon as reasonably practicable after each is determined.

5.5
Obligation of Reference Banks to quote.  A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6
Absence of quotations by Reference Banks.  If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption. The following provisions of this Clause 5 apply if:

(a)	no rate is quoted on REUTERS BBA Page LIBOR 01 and the Reference Banks do not, before 1.00 p.m. (London time) on the Quotation Date, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan (or, if an Advance has not been made, Commitments amounting to more than 50 per cent. of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8
Notification of market disruption.  The Agent shall promptly notify the Borrowers and each of the Lenders and each of the Swap Counterparties stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9	Suspension of drawdown. If the Agent's notice under Clause 5.8 is served before an Advance is made:

(a)	in a case falling within Clauses 5.7(a) or (b), the Lenders' obligations to make the Advance; and

(b)	in a case falling within Clause 5.7(c), the Affected Lender's obligation to participate in the Advance,

shall be suspended while the circumstances referred to in the Agent's notice continue.

5.10
Negotiation of alternative rate of interest.  If the Agent's notice under Clause 5.8 is served after an Advance is made, the Borrowers, the Agent and the Lenders or (as the case may be) the Affected Lender and the Swap Counterparties shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.11
Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12
Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant  circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13
Notice of prepayment.  If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12, the Borrowers may give the Agent not less than 15 Business Days' notice of their intention to prepay at the end of the interest period set by the Agent.

5.14
Prepayment; termination of Commitments.  A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers' notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

5.15	Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

6	INTEREST PERIODS

6.1
Commencement of Interest Periods.  The first Interest Period applicable to an Advance shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period shall be:

(a)
3, 6, 9 or 12 months as notified by the Borrowers to the Agent not later than 11.00 a.m. (London time) 5 Business Days before the commencement of the Interest Period Provided that the Borrowers shall only be permitted to select the same period for both Tranches and the B Tranche; or

(b)
in the case of the first Interest Period applicable to the second Advance under a Tranche, a period ending on the last day of the Interest Period applicable to the first Advance under that Tranche then current, whereupon both Advances under that Tranche shall be consolidated and treated as a single Advance under that Tranche;

(c)	3 months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a); or

(d)	such other period as the Agent may, with the authorisation of the Lenders, agree with the Borrowers.

6.3	Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4
Non-availability of matching deposits for Interest Period selected.  If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7	DEFAULT INTEREST

7.1
Payment of default interest on overdue amounts.  The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2
Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4
Notification of interest periods and default rates.  The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent's notification.

7.5
Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the Agent's demand but also in any event, on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7
Application to Master Agreements.  For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1	Amount of repayment instalments.

(a)
The Borrowers shall repay the Tranche relating to IONIAN WAVE by 40 consecutive quarterly instalments together with a balloon instalment equal to the outstanding balance of that Tranche, with the first 5 such quarterly instalments being of $527,343.75 each and the remaining 35 such quarterly instalments being of $400,000 each.

(b)
The Borrowers shall repay the Tranche relating to HONGBO by 40 consecutive quarterly instalments together with a balloon instalment equal to the outstanding balance of that Tranche, with the first 4 such quarterly instalments being of $421,875 each, the next such quarterly instalment being of $400,044.95 and the remaining 35 such quarterly instalments being of $527,345 each.

(c)
The Borrowers shall repay the B Tranche by 18 consecutive quarterly instalments, with the first 4 such quarterly instalments being of $100,000 each and the remaining 14 such quarterly instalments being of $352,023.20 each.

8.2	Repayment Dates.

(a)
The first instalment of each Tranche shall be repaid on the earlier of (i) the date falling 6 months after the first Delivery Date or (ii) 31 December 2009; and both the last instalment of each Tranche and the balloon instalment of each Tranche on the date falling 120 months after the first Delivery Date.

(b)
The first instalment of the B Tranche shall be repaid on the same Repayment Date for each Tranche in March 2011 and the last instalment of the B Tranche shall be repaid on the same Repayment Date for each Tranche in June 2015.

8.3
Final Repayment Date.  On the earlier of (i) the final Repayment Date or (ii) 30 September 2019, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment. Subject to the following conditions, the Borrowers may prepay the whole or any part of either Tranche or the B Tranche.

8.5	Conditions for voluntary prepayment. The conditions referred to in Clause 8.4 are that:

(a)	a partial prepayment shall be $500,000 or an integral multiple of $500,000;

(b)	the Agent has received from the Borrowers at least 3 Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any official  regulation relevant to this Agreement which affects any Borrower or any Security Party has been complied with;

(d)	no Tranche shall be prepaid if the B Tranche has not been repaid in full; and

(e)	the Borrowers have complied with Clause 8.12 on or prior to the date of prepayment.

8.6
Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.7
Notification of notice of prepayment.  The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.5(c).

8.8	Mandatory prepayments.

(a)	The Borrowers shall be obliged to prepay in full the Tranche relating to that Ship, and to comply with Clause 8.12:

(i)	if a Ship is sold, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(ii)
if IONIAN WAVE becomes a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(iii)
if HONGBO becomes a Total Loss, on the earlier of the date falling 260 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(iv)
if any of a Borrower's rights under a Shipbuilding Contract are assigned (other than pursuant to a Predelivery Security Assignment), novated or sold, on or before the date on which such assignment, novation or sale is executed (in the case of an assignment or novation) or completed (in the case of a sale); or

(v)
if, prior to the Delivery Date of a Ship, the Borrowers arrange financing in part or full of any pre delivery instalment or the delivery instalment of the Shipbuilding Contract for that Ship with a bank or financial institution (other than DVB Bank America N.V.), on or before the first drawdown under such financing; or

(vi)	if any of the following occurs in relation to a Ship, on demand by the Agent:

(A)	any of the events specified in article 11(a) or 11(c) of the Shipbuilding Contract for that Ship occurs; or

(B)
either the Shipbuilding Contract for that Ship or the Refund Guarantee in relation to that Ship is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for any reason; or

(C)
the Shipbuilding Contract for that Ship is amended or varied without the prior written consent of the Majority Lenders except for any such amendment or variation as is permitted by this Agreement or any other relevant Finance Document; or

(D)
that Ship has not for any reason been delivered to, and accepted by, the relevant Borrower under the Shipbuilding Contract for that Ship by the date specified in article 3(a)(iii) of that Shipbuilding Contract, and the Borrowers shall also be obliged to procure on the same prepayment date that the remaining (if any) sale or (or as the case may be) Total Loss proceeds are applied:

(x)	firstly, towards repayment of the B Tranche until the amount of the B Tranche reduces to 50 per cent. of its outstanding amount immediately prior to such prepayment date; and

(y)
secondly, towards prepaying the Astrale Loan to the extent (if any) required to ensure that the Astrale Trigger Ratio (as determined based on a valuation not older than 5 days prior to such prepayment date) shall be equal to or higher than 125 per cent.

(b)
If the Guarantor or any other company in the Guarantor's Group completes a public offering or private placement of any of its equity or debt securities at any time during the Security Period, the Borrowers shall procure that, on the date of such completion, an amount equal to the total proceeds (net of any expenses paid to third parties) of such offering or placement is applied towards prepaying the Astrale Loan to the extent (if any) required to ensure that if the ratio set out in clause 10.3 (Value Maintenance) (or any replacement thereof following any amendment and restatement) of the Astrale Loan Agreement were applied immediately following the prepayment in this paragraph, the Astrale Borrower would not be obliged to provide additional security or further prepay part of the Astrale Loan under clause 10.3 (Value Maintenance) (or any replacement thereof following any amendment and restatement) of the Astrale Loan Agreement.

(c)
If the Guarantor or any other company in the Guarantor's Group issues any capital stock (including, without limitation, a marketed offering, an "at-the-market" controlled equity offering or any other "at-the-market" offering) at any time during the Security Period, the Borrowers shall procure that, on the date of such issue, an amount equal to the total proceeds (net of any expenses paid to third parties) of such issue is applied towards prepaying the Astrale Loan to the extent (if any) required to ensure that if the ratio set out in clause 10.3 (Value Maintenance) (or any replacement thereof following any amendment and restatement) of the Astrale Loan Agreement were applied immediately following the prepayment in this paragraph, the Astrale Borrower would not be obliged to provide additional security or further prepay part of the Astrale Loan under clause 10.3 (Value Maintenance) (or any replacement thereof following any amendment and restatement) of the Astrale Loan Agreement.

(d)
On 16 March, 16 June, 16 September and 16 December (each a "Determination Date") in each calendar year (commencing from 2012) and until the Astrale Trigger Ratio (as determined based on a valuation not older than 5 days prior to the Determination Date) shall be equal to or higher than 125 per cent., the Borrowers shall prepay the Astrale Loan by an aggregate amount equal to 45 per cent. of the following (in each case calculated in respect of the 3 month period ending on that Determination Date):

(i)	the aggregate hire due and payable to Banksy (or the Security Trustee as Banksy's assignee) under the Charter for IONIAN WAVE; plus

(ii)	the aggregate hire due and payable to Hongbo (or the Security Trustee as Hongbo's assignee) under the Charter for HONGBO; less

(iii)	the aggregate scheduled principal repayments of the Tranche for IONIAN WAVE; less

(iv)	the aggregate scheduled principal repayments of the Tranche for HONGBO; less

(v)	the aggregate scheduled principal repayments of the B Tranche; less

(vi)	the aggregate scheduled interest payments relating to the Tranche for IONIAN WAVE (to the extent not covered by any Swap Bank pursuant to any Designated Transaction); less

(vii)	the aggregate scheduled interest payments relating to the Tranche for HONGBO (to the extent not covered by any Swap Bank pursuant to any Designated Transaction); less

(viii)	the aggregate scheduled interest payments relating to the B Tranche (to the extent not covered by any Swap Bank pursuant to any Designated Transaction); less

(ix)	the aggregate scheduled interest payments under any Designated Transaction,

If the Astrale Trigger Ratio (as determined based on a valuation not older than 10 days prior to that Determination Date) is less than 125 per cent., the Borrowers shall send to the Agent at least 5 days before each Determination Date a certificate (certified as to their correctness by the chief financial officer of the Borrowers and otherwise, in a form approved by the Agent) setting out figures evidencing the amount of prepayment required under this Clause 8.8(d) on that Determination Date.  The Borrowers shall ensure that, at the same time as making a prepayment on a Determination Date, Clause 8.12 is complied with.

Provided that if either IONIAN WAVE or HONGBO is sold or becomes a Total Loss (and the prepayment required under this Clause 8.8 as a result of such sale or Total Loss has been made in full), references to that Ship in paragraphs (i) to (vii) inclusive of this Clause 8.8(d) shall be construed to be deleted and this Clause 8.8(d) shall continue to apply in relation to the remaining Ship.

8.9	Amounts payable on prepayment. A prepayment shall be made together with:

(a)	accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid;

(b)	if the prepayment is not made on the last day of an Interest Period, together with any sums payable under Clause 21.1(b); and

(c)
if any part of the Loan is prepaid in connection with a financing or refinancing arranged by a bank or financial institution (other than DVB Bank America N.V.), as an agreed compensation for the loss of the Lenders' anticipated return on capital, a prepayment fee equal to 1 per cent. of the amount prepaid, for distribution among the Lenders pro rata to their Commitments, but otherwise without premium or penalty.

8.10	Application of partial prepayment.

(a)	Each partial prepayment of the Tranche relating to IONIAN WAVE shall be applied pro rata against the quarterly repayment instalments and the balloon both specified in Clause 8.1(a) for that Tranche.

(b)	Each partial prepayment of the Tranche relating to HONGBO shall be applied pro rata against the quarterly repayment instalments and the balloon both specified in Clause 8.1(b) for that Tranche.

(c)	Each partial prepayment of the B Tranche shall be applied pro rata against the quarterly repayment instalments specified in Clause 8.1(c) for the B Tranche.

8.11	No reborrowing. No amount prepaid may be reborrowed.

8.12
Unwinding of Designated Transactions.  On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrowers shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default. Each Lender's obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(b)	that, on or before each Drawdown Date after the first Advance, but prior to the making of that subsequent Advance, the Agent receives:

(i)
evidence (which shall include a copy of the relevant invoice or invoices and any class stage certification) that the instalment under the Shipbuilding Contract to be financed by the Advance is due for payment; and

(ii)	evidence that the Builder has been paid or will be paid that part of the relevant instalment to be financed by the relevant Advance which is not itself financed by that Advance;

(c)	that, on or before the Drawdown Date of an Advance relating to the delivery instalment under the Shipbuilding Contract for IONIAN WAVE:

(i)	the Agent receives or is satisfied that it will receive on the making of that Advance the documents described in Part B of Schedule 4 in form and substance satisfactory to it and its lawyers; and

(ii)
the Borrowers enter into one or more Designated Transactions fixing the interest rate for that Tranche under this Agreement via an interest rate swap mechanism for a minimum period of 3 years but otherwise, on terms in all respects approved by the Agent, with the authorisation of the Majority Lenders;

(d)
that, on or before the Drawdown Date of an Advance relating to the delivery instalment under the Shipbuilding Contract for HONGBO, the Agent receives or is satisfied that it will receive on the making of that Advance the documents described in Part C of Schedule 4 in form and substance satisfactory to it and its lawyers;

(e)
that, on or before the service of the first Drawdown Notice, the Agent has received the upfront fee referred to in Clause 20.1 and the first instalment of the annual agency fee referred to in Clause 20.1 and has received payment of the expenses referred to in Clause 20.2;

(f)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Advance;

(ii)
the representations and warranties in Clause 10.1 and those of any Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and

(g)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrowers prior to the Drawdown Date.

9.2
Waiver of conditions precedent.  If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General. Each Borrower represents and warrants to each Creditor Party as follows.

10.2
Status.  Each Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of Liberia and is not immune to any legal proceedings in such country of incorporation.

10.3
Share capital and ownership.  Each Borrower has an authorised share capital of 500 registered and/or bearer shares of no par value, all of which shares have been issued in registered form and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Guarantor.

10.4	Corporate power.

(a)	Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents, licenses and authorisations necessary for it:

(i)	to carry out its business carried on or to be carried on by it and own its assets owned or to be owned by it;

(ii)
to purchase and pay for the Ship to be owned by it under the Shipbuilding Contract for that Ship and register that Ship in its name under Liberian flag (in the case of IONIAN WAVE) or Panamanian flag (in the case of HONGBO);

(iii)	to execute the Finance Documents and the Transaction Documents to which that Borrower is a party and the Master Agreements; and

(iv)
to borrow under this Agreement, to enter into Designated Transactions under the Master Agreements and to make all the payments contemplated by, and to comply with, the Finance Documents and the Transaction Documents to which that Borrower is a party and the Master Agreements.

(b)	The copies of the constitutional documents of each Borrower delivered to the Agent before the date of this Agreement is a true and complete copy.

10.5	Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6
Legal validity; admissibility in evidence; pari passu ranking; effective Security Interests.  The Finance Documents and the Transaction Documents to which each Borrower is a party and the Master Agreements, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms;

(b)	are admissible in evidence and are in full force and effect;

(c)	rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law; and

(d)	create legal, valid and binding first priority Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors' rights generally.

10.7	No third party Security Interests. Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)	each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8
No conflicts.  The execution by each Borrower of each Finance Document and each Transaction Document to which it is a party and each Master Agreement, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document and each Transaction Document to which it is a party and each Master Agreement will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9
No withholding taxes; stamp duty.  All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.  No Finance Document is subject to any filing or stamp duty in any Pertinent Jurisdiction.

10.10	No default. No Event of Default or Potential Event of Default has occurred.

10.11
Information.  All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of any Borrower from that disclosed in the latest of those accounts.

10.12
No litigation.  No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower's knowledge, is likely to be commenced or taken.

10.13
Validity and completeness of Transaction Documents.  Each Transaction Document constitutes valid, binding and enforceable obligations of the respective parties thereto in accordance with its terms; and:

(a)	the copy of each Transaction Document delivered to the Agent before the date of this Agreement is a true and complete copy; and

(b)	no amendments or additions to any Transaction Document have been agreed nor has the party to any Transaction Document waived any of their respective rights under that Transaction Document.

10.14
No rebates etc.  There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to any party to a Transaction Document or a third party in connection with any Transaction Document, other than as disclosed to the Lenders in writing on or prior to the date of this Agreement.

10.15	Compliance with certain undertakings. At the date of this Agreement, the Borrowers are in compliance with Clauses 11.2, 11.4, 11.9 and 11.14.

10.16	Taxes paid. Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.

10.17	ISM Code and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Approved Managers and the Ships have been complied with.

10.18
No money laundering.  Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of their obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which a Borrower is a party, the Borrowers confirm (i) that they are acting for their own account; (ii) that they will use the proceeds of the Loan for their own benefit, under their full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive (91/308) (EEC) of the Council of the European Communities).

10.19	Title and ownership. The Borrower has good title to and is the ultimate beneficial owner of each of the assets owned or purported to be owned by it.

10.20	No prior business. The Borrower has not traded or carried on business prior to the date of this Agreement other than the entering into of the Transaction Documents.

10.21
Employees and pension scheme obligations.  The Borrower does not have any employees or obligations in respect of any pensions scheme save for, and in relation to, the master, officers and crew of the Ship owned or to be owned by it.

10.22	Submission to jurisdiction and choice of laws. Each submission to jurisdiction, and choice of law, by the Borrower contained in any Finance Document is effective.

10.23
No adverse consequences in jurisdiction of incorporation.  No Creditor Party will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Republic of Liberia by reason only of the negotiation, preparation, execution, performance, enforcement of, and/or receipt of any payment due from the Borrower under any Finance Document.

10.24	Accounting reference date. The accounting reference date for the Borrower is 31 December.

10.25	Prepayment Loan. The borrowing of any Prepayment Loan did not breach any provision of this Agreement or any other Finance Document.

10.26
Repetition of representations and warranties.  The representations and warranties set out in this Clause 10 (except Clause 10.12) will be deemed to be repeated by each Borrower to each Creditor Party at the end of each Interest Period with reference to the circumstances then existing.

11	GENERAL UNDERTAKINGS

11.1
General.  Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2	Title; negative pledge. Each Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in the Ship owned by it, her Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(b)
not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to, that Borrower's rights against a Swap Counterparty under a Master Agreement or all or any part of that Borrower's interest in any amount payable to that Borrower by a Swap Counterparty under a Master Agreement).

11.3	No disposal of assets. No Borrower will transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

but paragraph (a) does not apply to any charter of a Ship as to which Clause 14.12 applies.

11.4	No other liabilities or obligations to be incurred. No Borrower will incur any liability or obligation except:

(a)	liabilities and obligations under the Transaction Documents, the Finance Documents and the Astrale Finance Documents to which it is a party;

(b)
liabilities or obligations reasonably incurred in the ordinary course of operating and chartering the Ship owned by it (and then only if any such Financial Indebtedness is unsecured trade credit with an aggregate amount not exceeding $500,000 (or the equivalent in any other currency) at any time); and

(c)	Designated Transactions.

11.5
Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6	Provision of financial statements.

(a)	Each Borrower will send to the Agent:

(i)
as soon as possible, but in no event later than 180 days after the end of each financial year of that Borrower, the audited accounts of that Borrower (together with updated details of all off-balance sheet and time charter hire commitments of the Borrower); and

(ii)	as soon as possible, but in no event later than 90 days after the end of each quarter in each financial year of that Borrower:

(A)	unaudited accounts of that Borrower which are certified as to their correctness by the chief financial officer of that Borrower; and

(B)
management accounts in a format approved by the Agent which show the results of the operation of the Ship owned by it during the preceding financial quarter and which are certified as to their correctness by the chief financial officer of that Borrower.

(b)	Each Borrower will procure that there is sent to the Agent in relation to each Charterer and the Charter Guarantor:

(i)
as soon as possible, and the Borrower shall use its best efforts to procure that in no event later than 180 days after the end of each financial year of that company there is sent to the Agent, the audited consolidated accounts of that company and its subsidiaries and audited individual accounts of that company (together with in either case updated details of all off-balance sheet and time charter hire commitments of that company); and

(ii)
as soon as possible, and the Borrower shall use its best efforts to procure that in no event later than 90 days after the end of each half-year period in each financial year of that company there is sent to the Agent:

(A)
unaudited consolidated accounts of that company and its subsidiaries and unaudited individual accounts of that company, each of which are certified as to their correctness by the chief financial officer of that company; and

(B)
management accounts in a format approved by the Agent which show the results of the operation of the Ship chartered by it (or, as the case may be, which is the subject of a guarantee issued by it) during the preceding financial half-year and which are certified as to their correctness by the chief financial officer of that company.

11.7	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and GAAP (or, in the case of a Charterer or the Charter Guarantor, such other accounting principles approved by the Agent) consistently applied;

(b)
give a true and fair view of the state of affairs of the relevant company and (if applicable) its subsidiaries at the date of those accounts and of its or their profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the relevant company and (if applicable) its subsidiaries.

11.8
Shareholder and creditor notices.  Each Borrower will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to that Borrower's shareholders or creditors or any class of them.

11.9	Consents and compliance with laws.

(a)	Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(i)	for that Borrower to perform its obligations under any Finance Document or any Transaction Document to which it is a party or any Master Agreement;

(ii)	for the validity or enforceability of any Finance Document or any Transaction Document to which it is a party or any Master Agreement;

(iii)	for that Borrower to continue to own and operate the Ship and any other asset owned by it;

(iv)	for that Borrower to continue to carry on its business as currently conducted,

and that Borrower will comply with the terms of all such consents.

(b)
Without prejudice to the other obligations under the Finance Documents, each Borrower is in compliance, and shall comply in all respects, with all laws and regulations to which it may be subject including, without limitation, all Environmental Laws and all intellectual property laws.

11.10	Maintenance of Security Interests. Each Borrower will:

(a)	at its own cost, do all that is legally possible to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11
Notification of litigation.  Each Borrower will provide the Agent with details of any legal or administrative action involving that Borrower, any Security Party, any Approved Manager or the Ship owned by it, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12	No amendment to Transaction Documents. Neither Borrower will agree to any amendment or supplement to, nor waive nor fail to enforce, any Transaction Document or any of its provisions.

11.13	No amendment to Master Agreements. Neither Borrower will agree to any amendment or supplement to, or waive or fail to enforce, any Master Agreement or any of its provisions.

11.14
Principal place of business.  Each Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement; and no Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than Greece.

11.15
Confirmation of no default.  Each Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of that Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.15 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if no Advances have been made) Commitments exceeding 10 per cent. of the Total Commitments; and this Clause 11.15 does not affect the Borrowers' obligations under Clause 11.16.

11.16	Notification of default. Each Borrower will notify the Agent as soon as that Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will keep the Agent fully up-to-date with all developments.

11.17	Provision of further information. Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to that Borrower, the Ship owned by it, the Earnings or the Insurances; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document,

which may be reasonably requested by the Agent, the Security Trustee, any Lender or any Swap Bank at any time including, without limitation, management accounts and forward-looking budgets and projections.

11.18
Provision of copies and translation of documents.  Each Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrowers will provide a certified English translation prepared by a translator approved by the Agent.

11.19	"Know your customer" checks. If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrowers or any Security Party after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

11.20	Splitting of the Loan.

(a)
The Borrowers agree that the Agent (acting with the authorisation of the Lenders) has the right at any time to request that the Loan is split into two tranches, which may or may not be ranked pari passu and which may or may not have identical pricing, so long as the blended margin on the Loan as split is equal to the Margin and the repayment profile of each tranche is the same as that of the Loan prior to the split.

(b)	If the Agent notifies the Borrowers that the Agent is exercising the right in this Clause:

(i)
the Borrowers will, and will procure that each Security Party will. at the Borrowers' cost promptly enter into any documentation in a form reasonably required by the Agent to implement such split required by the Agent (including, without limitation, any documentation required to amend the Finance Documents and to secure the Borrower's and the Security Parties' liabilities and obligations under the Finance Documents as amended and/or supplemented);

(ii)
the Borrower shall also at the same time procure that the Agent is promptly provided with favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of such relevant jurisdictions as the Agent may require; corporate authorities of the Borrowers and the Security Parties each in a form approved by the Agent authorising the execution of any documentation; a process agent letter confirming the acceptance of appointment of any process agent appointed by the Borrowers and the Security Parties; and evidence that any filings required in relation to any Borrower and/or any Security Party and/or any new Finance Document have been made; and

(iii)
the Borrowers shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all reasonable expenses incurred by that Creditor Party as a result of or in connection with such splitting of the Loan.

11.21
Subordination.  Without prejudice to the generality of Clause 11.4, each Borrower shall procure that any claim of the Guarantor and/or any Approved Manager against either Borrower shall at all times be fully subordinated to the Secured Liabilities to the satisfaction of the Agent.

11.22
Bank account statements.  Each Borrower will procure that the Agent is sent at its request all of the bank statement for each Earnings Account (with such statements to be, if available, in electronic format).

11.23
Capital expenditure.  The Borrowers will not, and shall procure that none of their respective subsidiaries (whether direct or indirect) will, acquire or permit to be acquired any investments or other assets, or make or permit to be made any capital expenditure save for any investment or any other asset acquired by, or any capital expenditure by, a Borrower in each case relating to the repair or upgrade of the Ship owned by that Borrower for an aggregate consideration (taking into account all such acquisitions and expenditure by that Borrower) of no more than $500,000 during each calendar year, whether by one transaction or a number of transactions, whether related or not.

11.24	No petition for insolvency. Each Borrower will procure that each of its material creditors will not petition for that Borrower's insolvency nor take any related proceedings.

11.25	Separateness. Each Borrower will:

(a)	keep its own separate books and records;

(b)	maintain its own separate accounts;

(c)	not co-mingle its assets with any other person;

(d)	conduct business in its own name;

(e)	observe all corporate and other formalities required by its constitutional documents;

(f)	prepare its own separate financial statements;

(g)	pay its liabilities out of its own funds;

(h)	maintain adequate capital for the business carried out or to be carried out by that Borrower;

(i)	not pledge any Creditor Party's credit;

(j)	(if applicable) use its own separate stationery, invoices and cheque books;

(k)	hold itself out as a separate legal entity; and

(l)	correct any known misunderstanding regarding its separate identity.

11.26	No VAT group. Neither Borrower shall be a member of a VAT (value added tax) group.

11.27
Change of ownership or control of the Charter Guarantor.  As soon as it becomes aware, each Borrower shall notify (and each Borrower shall procure that the Guarantor notifies) the Agent of any material change in the beneficial or legal ownership of any of the shares in the Charter Guarantor or in the ultimate control of the voting rights attaching to any of those shares.

11.28
Multiparty Agreements.  The Borrowers shall procure that as soon as possible but in any event no later than delivery of the first Ship the Agent receives in relation to each Ship the following documents and evidence in form and substance satisfactory to the Agent and its lawyers:

(a)	a duly executed original of the Multiparty Agreement (and of each document to be delivered by it);

(b)
such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by any party to that Multiparty Agreement of that document and of all documents to be executed by that party under that Multiparty Agreement; and

(c)	in relation to that Multiparty Agreement, such legal opinions required by the Agent and each in a form approved by the Agent.

11.29
Charters and Charter Guarantee.  The Borrowers shall procure that as soon as possible but in any event no later than delivery of the first Ship the Agent receives the following documents and evidence in form and substance satisfactory to the Agent and its lawyers:

(a)
a copy of a duly executed amendment to the Charter for IONIAN WAVE amending that charter to reinstate the language in clause 2 of part III (as set out in the e-mail dated 19 November 2008 from Michael Kim to Eirini Alexandropoulou and subsequently agreed by Magellano); a confirmation that the Charter Guarantee continues to be applicable to the that Charter as so amended; and copies of all documents signed or issued by any party to any Charter or the Charter Guarantee under or in connection with it;

(b)	evidence that the relevant Borrower has been nominated as the charterer under each Charter;

(c)	evidence that Banksy is the beneficiary under the Charter Guarantee;

(d)
such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by any party to a Charter or the Charter Guarantee of that document and of all documents to be executed by that party under that document; and

(e)	in relation to each Charter and the Charter Guarantee, such legal opinions required by the Agent and each in a form approved by the Agent.

11.30	Prepayment Loan. The Borrowers undertake that any Prepayment Loan shall at all times be unsecured.

12	CORPORATE UNDERTAKINGS

12.1
General.  Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status. Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of Liberia.

12.3	Negative undertakings. No Borrower will:

(a)	carry on any business other than the ownership, chartering and operation of the Ship owned by it; or

(b)	change its constitutional documents; or

(c)
pay any dividend or make any other form of distribution (whether of a revenue or capital nature or otherwise) or effect any form of redemption, purchase or return of share capital or (re)pay any principal, interest or any other amount on any loan from a shareholder or any other connected person (save that either Borrower may pay a dividend where permitted by Clause 12.4); or

(d)
provide any form of credit or financial assistance to any person or enter into any transaction with or involving any person which is not in the normal course of business of that Borrower or on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length;

(e)
open or maintain any account with any bank or financial institution except any account with a bank or financial institution approved by the Agent and then only Provided that a Security Interest created by an Account Security Deed or the Retention Account Security Deed exists over such account;

(f)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(g)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than Designated Transactions; or

(h)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

12.4
Dividends.  Monies in the Earnings Accounts will be freely available to the Borrowers and may be paid as dividends to the Guarantor until the receipt by the Borrowers of a notice from the Agent to the Borrowers stating that an Event of Default has occurred.  For the avoidance of doubt, such a notice may be served prior to acceleration of the Loan and/or prior to enforcement of any right or Security Interest created by a Finance Document; but a notice from the Agent or the Security Trustee reserving its rights in relation to any breach of any provision of any Finance Document or any Master Agreement (but not stating that an Event of Default has occurred) shall not constitute a notice for the purposes of this Clause 12.4.

13	INSURANCE

13.1
General.  Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 at all times during the Security Period (after the Ship to be owned by it has been delivered to it under the Shipbuilding Contract for that Ship) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit Provided that to the extent that a Charterer, by its performance of the Charter of a Ship, performs and discharges the obligations of the Borrower owning that Ship contained in this Clause, then such performance and discharge shall, to that extent, be deemed due performance and discharge of that Borrower's corresponding obligations under this Clause.

13.2	Maintenance of obligatory insurances. Each Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks (including, without limitation, freight, demurrage and defence cover);

(d)	risk of loss of Earnings; and

(e)
any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Security Trustee be reasonable for that Borrower to insure and which are specified by the Security Trustee by notice to that Borrower.

13.3	Terms of obligatory insurances. Each Borrower shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis (determined at the time of taking out such insurances or upon the latest renewal) at least the greater of (i) together with the Ship owned by the other Borrower, 120 per cent. of the aggregate of the Loan and the Swap Exposure of each Swap Counterparty and (ii) the market value of the Ship owned by it;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(e)
in the case of risk of loss of Earnings insurance, in an amount of at least equal to the daily rate under the Charter of the Ship owned by it for the best market cover available and a minimum waiting period;

(f)	on approved terms; and

(g)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, each Borrower shall procure that the obligatory insurances shall:

(a)
whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e)	provide that the Security Trustee may make proof of loss if the Borrowers fail to do so.

13.5	Renewal of obligatory insurances. Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Security Trustee's approval to the matters referred to in paragraph (i);

(b)	at least 14 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6
Copies of policies; letters of undertaking.  Each Borrower shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry. Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8
Deposit of original policies.  Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

13.9
Payment of premiums.  Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees. Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11
Compliance with terms of insurances.  No Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	no Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
each Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Borrower shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12	Alteration to terms of insurances. No Borrower shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.13
Settlement of claims.  No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14	Provision of copies of communications. Each Borrower shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Borrower and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15
Provision of information.  In addition, each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances,

and the Borrowers shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16
Mortgagee's interest and additional perils insurances.  The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance in an amount not more than 120 per cent. of the aggregate of the Loan and the Swap Exposure of each Swap Counterparty but otherwise, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

14	SHIP COVENANTS

14.1
General.  Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 at all times during the Security Period (after the Ship to be owned by it has been delivered to it under the Shipbuilding Contract for that Ship) except as the Agent, with the authorisation of the Majority Lenders (such consent not to be unreasonably withheld in the case of a change of flag, class, management or bareboat charter and subject to such conditions as the Majority Lenders may reasonably require), may otherwise permit Provided that to the extent that a Charterer, by its performance of the Charter of a Ship, performs and discharges the obligations of the Borrower owning that Ship contained in this Clause, then such performance and discharge shall, to that extent, be deemed due performance and discharge of that Borrower's corresponding obligations under this Clause.

14.2
Ship's name and registration.  Each Borrower shall keep the Ship owned by it registered in its name as a Liberian ship (in the case of IONIAN WAVE) or a Panamanian ship (in the case of HONGBO); shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship owned by it Provided that if the Agent notifies the Borrower that the country of the flag of either Ship is affected by instability (as determined by the Majority Lenders acting reasonably), the Borrower shall within 30 days of such notification procure that that Ship is reflagged to another flag approved by the Majority Lenders and shall also:

(a)
execute and register a first priority ship mortgage (and, if applicable, collateral deed of covenant) on that Ship in favour of the Security Trustee or the Lenders in a form approved by the Security Trustee;

(b)	execute a supplement to this Agreement and the other Finance Documents in a form approved by the Security Trustee making necessary amendments to this Agreement and the other Finance Documents;

(c)	provide such corporate authorities, legal opinions and other conditions precedent documents required by the Security Trustee and each in a form approved by the Security Trustee;

(d)	pay all of the Creditor Parties' reasonable expenses in relation to such re-flagging; and

(e)	comply with such other conditions as the Security Trustee may reasonably require.

14.3	Repair and classification. Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain that Ship in the highest classification available for ships of the same type, age and specification as the Ship with Det norske Veritas free of recommendations and conditions; and

(c)
so as to comply with all laws and regulations applicable to vessels registered under Liberian flag (in the case of IONIAN WAVE) or Panamanian flag (in the case of HONGBO) or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4
Modification.  No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.5
Removal of parts.  No Borrower shall remove any material part of any Ship, or any item of equipment installed on, any Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the relevant Ship the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.6
Surveys.  Each Borrower shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

14.7
Inspection.  Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times and without unduly interfering with that Ship's operation to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

14.8	Prevention of and release from arrest. Each Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.9	Compliance with laws etc. Each Borrower shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower;

(b)	not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Security Trustee has been given and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.10	Provision of information. Each Borrower shall promptly provide the Security Trustee with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements (including, without limitation, the provision of the latest complete technical report from any Approved Manager);

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, any Approved Manager's compliance and the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship owned by it, of any current charter guarantee and copies of the Borrower's or any Approved Manager's Document of Compliance.

14.11	Notification of certain events. Each Borrower shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it;

(f)	any Environmental Claim made against that Borrower or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, any Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower's, that Approved Manager's or any other person's response to any of those events or matters.

14.12	Restrictions on chartering, appointment of managers etc. No Borrower shall, in relation to the Ship owned by it:

(a)	save for a Charter, let that Ship on demise charter (or permit that Ship to be let on demise charter) for any period;

(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(e)	agree to any assignment of any charter of that Ship or any charter hire review of any such charter;

(f)
appoint a manager of that Ship other than an Approved Manager (which, each Borrower represents and warrants to each Creditor Party, has the ability to carry out such appointment) or agree to any alteration to the terms of an Approved Manager's appointment;

(g)	de-activate or lay up that Ship or permit that Ship to be de-activated or laid up; or

(h)
put that Ship (or permit that Ship to be put) into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

14.13
Notice of Mortgage.  Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Trustee.

14.14	Sharing of Earnings. No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings.

14.15	ISPS Code. Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that the Ship owned by that Borrower and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for that Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

15	SECURITY COVER

15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrowers of any of the following:

(a)
at the earlier of (i) the end of November 2008 or (ii) the Drawdown Date in relation to the launching instalment under the Shipbuilding Contract for the first Ship to reach that stage, the aggregate of:

(i)
the aggregate of the market value (each determined as provided in Clause 15.3 on a resale basis on the basis of a valuation carried out not more than 2 weeks prior to the Drawdown Date (or as the case may be) the end of November 2008) of each Ship less the aggregate amount of the instalment(s) to be paid to the Builder under the Shipbuilding Contract for that Ship (save that if that Shipbuilding Contract is the subject of the circumstances described in either Clauses 8.8(c) or 8.8(e), the market value of that Ship for the purposes of this paragraph (i) shall be zero); plus

(ii)	the net realisable value of any additional security previously provided under this Clause 15,

is below 110 per cent. of the aggregate of the Loan and of the Swap Exposure of each Swap Counterparty; or

(b)	at any time following the Delivery Date of the first Ship but prior to the Delivery Date of the second Ship, the aggregate of:

(i)
the market value (determined as provided in Clause 15.3) of the Ship which has delivered (save that if that Ship is not subject to a Mortgage, the market value for the purposes of this paragraph (i) shall be zero); plus

(ii)
the market value (determined as provided in Clause 15.3 on a resale basis) of the Ship which has not yet delivered less the aggregate amount of the instalment(s) to be paid to the Builder under the Shipbuilding Contract for that Ship (save that if that Shipbuilding Contract is the subject of the circumstances described in either Clauses 8.8(c) or 8.8(e), the market value of that Ship for the purposes of this paragraph (ii) shall be zero); plus

(iii)	the net realisable value of any additional security previously provided under this Clause 15,

is below 110 per cent. (during the period commencing from the first Delivery Date and ending on 30 September 2009) or 115 per cent. (during the period commencing from 30 September 2009 and ending on the final Delivery Date) of the aggregate of the Loan and of the Swap Exposure of each Swap Counterparty; or

(c)	at any time following the Delivery Date of both Ships, the aggregate of:

(i)	the aggregate of the market value (each determined as provided in Clause 15.3) of each Ship subject to a Mortgage; plus

(ii)	the net realisable value of any additional security previously provided under this Clause 15,

is below 115 per cent. (during the period commencing from the final Delivery Date and ending on the date falling 5 years after the first Delivery Date) or 125 per cent. (during the period commencing from the date falling 5 years after the first Delivery Date and ending on the end of the Security Period) of the aggregate of the Loan and of the Swap Exposure of each Swap Counterparty.

15.2
Provision of additional security; prepayment.  If the Agent serves a notice on the Borrowers under Clause 15.1, the Borrowers shall, within 30 days after the date on which the Agent's notice is served, either:

(a)
provide, or ensure that a third party provides, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay such part (at least) of the Loan as will eliminate the shortfall.

15.3	Valuation of Ships. The market value of a Ship at any date is that shown by a valuation prepared:

(a)	as at a date not more than 14 days previously;

(b)	by an independent sale and purchase shipbroker which the Agent has approved or appointed for the purpose;

(c)	with or without physical inspection of the Ship (as the Agent may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

15.4
Value of additional vessel security.  The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5
Valuations binding.  Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6
Provision of information.  The Borrowers shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7
Payment of valuation expenses.  Without prejudice to the generality of the Borrowers' obligations under Clauses 20.2, 20.3 and 21.3, the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8	Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.2(b).

16	PAYMENTS AND CALCULATIONS

16.1
Currency and method of payments.  All payments to be made by the Lenders or by any Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)
in the case of an amount payable by a Lender to the Agent or by any Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

16.2	Payment on non-Business Day. If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3
Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender, the Swap Counterparty or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.

16.5
Permitted deductions by Agent.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand.

16.6
Agent only obliged to pay when monies received.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to any Borrower or any Lender or any Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution to that Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum.

16.7
Refund to Agent of monies not received.  If and to the extent that the Agent makes available a sum to a Borrower, a Lender or a Swap Counterparty, without first having received that sum, that Borrower or (as the case may be) the Lender or the Swap Counterparty concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8
Agent may assume receipt.  Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9
Creditor Party accounts.  Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.10
Agent's memorandum account.  The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.11
Accounts prima facie evidence.  If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by a Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1
Normal order of application.  Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under r oby virtue of any Finance Document after service of notice on the Borrowers under Clause 19.2(a)(i) or (ii) shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreements in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) to (v) inclusive below (including, but without limitation, all amounts payable by any Borrower under Clauses 20, 21 and 22 of this Agreement or by any Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in any Master Agreement);

(ii)	secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents;

(iii)	thirdly, in or towards satisfaction pro rata of each Tranche and the B Tranche;

(iv)
fourthly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Master Agreements (and, for this purpose, the expression "interest" shall include any net amount which any Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of any Master Agreement but shall have failed to pay or deliver to the relevant Swap Counterparty at the time of application or distribution under this Clause 17); and

(v)
fifthly, in or towards satisfaction pro rata of the Swap Exposure of each Swap Counterparty (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or any Master Agreement but which the Agent, by notice to the Borrowers, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

(c)	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

17.2
Variation of order of application.  The Agent may, with the authorisation of the Majority Lenders and the Swap Counterparties, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3
Notice of variation of order of application.  The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4
Appropriation rights overridden.  This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by any Borrower or any Security Party.

18	APPLICATION OF EARNINGS; SWAP PAYMENTS

18.1	Payment of Earnings and swap payments. Each Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period:

(a)
subject only to the provisions of the General Assignment and the Multiparty Agreement both relating to that Ship, all the Earnings of the Ship owned by that Borrower are paid to the Earnings Account for that Ship; and

(b)	all payments by any Swap Counterparty to either Borrower under any Designated Transaction are paid to the Retention Account.

18.2
Monthly retentions.  Each Borrower undertakes with each Creditor Party to ensure that, in each calendar month of the Security Period (commencing on 16 October 2010), there is transferred to the Retention Account out of the Earnings received in the Earnings Accounts during the preceding month:

(a)	one-third of the amount of the aggregate repayment instalment falling due under Clause 8 on the next Repayment Date;

(b)
the relevant fraction of the aggregate amount of interest on the Loan which is payable on the next due date for payment of interest under this Agreement reduced by the amount of any payment from a Swap Counterparty due to the Borrowers on the same date; and

(c)
the relevant faction of the net amount which is payable by the Borrowers to the relevant Swap Counterparty in respect of each continuing Designated Transaction on the next due date for payment of such amount under the relevant Confirmation.

The "relevant fraction", in relation to paragraph (b), is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period (or, if the period is shorter, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next due date for payment of interest under this Agreement) and, in relation to paragraph (c), is a fraction of which the numerator is one and the denominator is the number of months between fixed rate payments specified in the relevant Confirmation.

18.3
Shortfall in Earnings.  If the aggregate Earnings received in the Earnings Accounts are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 18.2, the Borrowers shall make up the amount of the insufficiency on demand from the Agent; but, without thereby prejudicing the Agent's right to make such demand at any time, the Agent may, if so authorised by the Majority Lenders, permit the Borrowers to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 18.2 from the Earnings received in the next or subsequent months.

18.4
Application of retentions.  Until an Event of Default or a Potential Event of Default occurs, the Agent shall on each Repayment Date, on each due date for the payment of interest under this Agreement and on each due date for the payment of any amount to any Swap Counterparty in respect of any Designated Transaction distribute to each Creditor Party in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals:

(a)	the repayment instalment due to that Creditor Party on that Repayment Date;

(b)	the amount of interest payable to that Creditor Party on that interest payment date; or

(c)	the net amount which is payable by the Borrowers to that Swap Counterparty in respect of any Designated Transaction on that payment date,

in discharge of the Borrowers' liability for that repayment instalment, that interest or (as the case may be) that amount.

18.5
Interest accrued on Retention Account.  Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Retention Account.

18.6
No release of accrued interest.  Interest accruing under Clause 18.5 shall be credited to the Retention Account.  The Creditor Parties agree that the Borrowers may (prior to the occurrence of an Event of Default or Potential Event of Default which is continuing) withdraw any interest accrued and credited to the Retention Account to the extent that the Security Trustee determines (acting reasonably) that such interest is surplus to the requirements under this Clause 18; but otherwise any such interest shall not be released to the Borrowers under the end of the Security Period.

18.7	Location of accounts. Each Borrower shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Earnings Accounts and the Retention Account (or any of them); and

(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts and the Retention Account (or any of them).

18.8
Debits for expenses etc.  The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

18.9	Borrowers' obligations unaffected. The provisions of this Clause 18 (as distinct from a distribution effected under Clause 18.4) do not affect:

(a)	the liability of either Borrower to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of either Borrower or any Security Party under any Finance Document or any Master Agreement.

19	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

(a)	any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 12.2, 12.3 or 15.2; or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 10 days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e)
any representation, warranty or statement made or repeated by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(f)	any of the following occurs in relation to any secured Financial Indebtedness (including, without limitation, leases) of $2,500,000 or more in aggregate of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $100,000 or more or the equivalent in another currency Provided that in the case of the arrest of a Ship, it shall only be an Event of Default if the Borrowers have not procured the release of that Ship by the date falling 40 days after the commencement of the arrest; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower, the Guarantor or the Astrale Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)	in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)	any Borrower or any Security Party ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful or impossible:

(i)
for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee, the Lenders or the Swap Banks to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any official consent necessary to enable any Borrower to own, operate or charter the Ship owned by it or to enable any Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or a Transaction Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)	it appears to the Majority Lenders that, without their prior consent, at any time:

(i)	either Borrower or the Astrale Borrower is not a wholly owned direct subsidiary of the Guarantor; or

(ii)
a change has occurred or probably has occurred after the date of this Agreement in the beneficial or legal ownership of any of the shares in either Borrower or any Security Party (other than the Charterers, the Charter Guarantor and the Guarantor) or in the ultimate control of the voting rights attaching to any of those shares; or

(iii)
the Charter Guarantor ceases to hold directly or indirectly at least 51 per cent. of the ultimate beneficial ownership of, or at least 51 per cent. of the ultimate control of the voting rights in, the shares of the Charterer under the Charter guaranteed by that Charter Guarantor or ceases to have sufficient control over that Charterer to remove and appoint a majority to the board of directors of that Charterer and otherwise exercise control of that Charterer; or

(iv)	Mr Evangelos Pistiolis is not the chief executive officer of the Guarantor; or

(v)
the person(s) having control of the Guarantor on the date of this Agreement cease to have sufficient control over the Guarantor to remove and appoint a majority to the board of directors of the Guarantor and otherwise exercise control of the Guarantor; or

(l)
any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable or a Borrower or a Security Party repudiates any such provision, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n)
any Charter or the Charter Guarantee is terminated (other than by the effluxion of time or the sale (with the consent of the Lenders) or Total Loss of the relevant Ship), becomes invalid or unenforceable or otherwise ceases to be in full force and effect for any reason or any amount payable under any Charter or the Charter Guarantee is not paid when due and payable or any other default (howsoever described) occurs under any Charter or the Charter Guarantee (save that the reduced charterhire of US$10,000 (net) per day currently being paid by the Charterer of IONIAN WAVE as of the Effective Date shall not constitute an Event of Default but, for the avoidance of doubt, any reduction in the charterhire at any time following the Effective Date (whether to a level above or below US$10,000 (net) per day) shall constitute an Event of Default); or

(o)	an Event of Default (as defined in section 14 of a Master Agreement) occurs; or

(p)	an Event of Default (as defined in the Astrale Loan Agreement) occurs; or

(q)
a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders; or

(r)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of either Borrower or the Guarantor; or

(ii)	any accident or other event involving either Ship or another vessel owned, chartered or operated by the Guarantor,

in the light of which the Majority Lenders consider that there is a significant risk that either Borrower or the Guarantor is, or will later become, unable to discharge its liabilities under the Finance Documents, the Master Agreements and the Transaction Documents as they fall due.

19.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrowers a notice stating that the Commitments and all other obligations of each Lender to the Borrowers under this Agreement are cancelled; and/or

(ii)
serve on the Borrowers a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments. On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.

19.4
Acceleration of Loan.  On the service of a notice under Clause 19.2(a)(ii), the Loan, all accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5
Multiple notices; action without notice.  The Agent may serve notices under Clauses 19.2(a)(i) or (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6
Notification of Creditor Parties and Security Parties.  The Agent shall send to each Lender, each Swap Counterparty, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2; but the notice shall become effective when it is served on any Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Borrower or any Security Party with any form of claim or defence.

19.7
Creditor Parties' rights unimpaired.  Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

19.9	Relevant Persons. In this Clause 19, a "Relevant Person" means a Borrower, a Security Party or any Principal Subsidiary.

19.10
Interpretation.  In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) "petition" includes an application.

19.11
Position of Swap Counterparties.  Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.

20	FEES AND EXPENSES

20.1	Fees.

(a)	The Borrowers shall pay to the Agent:

(i)
on the date of this Agreement, an upfront fee of an amount previously agreed in writing between the Agent and the Borrowers, for distribution among the Lenders in the proportions agreed by the Agent and the Lenders;

(ii)
quarterly in arrears (with the first payment due on the first end of calendar quarter after the date of this Agreement) during the period from (and including) the date of this Agreement to the earlier of (i) the second Delivery Date and (ii) the end of the Availability Period and on the last day of that period for the account of the Lenders, a commitment fee at the rate of 0.50 per cent. per annum on the amount of the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments;

(iii)
on the date of this Agreement and on each anniversary thereof during the Security Period, an annual agency fee of an amount previously agreed in writing between the Agent and the Borrowers, such agency fee to be payable to the Agent in advance for its own account; and

(iv)	the other fees in the amounts, and on the dates, set out in the Fee Letter.

(b)	The Borrowers shall pay to the Agent on the earlier of:

(i)
the date on which the sale of any ship owned or leased by the Guarantor or any other company in the Guarantor's Group (including, without limitation, IONIAN WAVE, HONGBO and ASTRALE) is completed by delivery of that ship to the buyer; or

(ii)	the date on which the Loan is repaid in full,

a restructuring fee of US$75,000, for distribution among the Lenders in the proportions agreed by the Agent and the Lenders.  Such restructuring fee shall only be payable once.

20.2
Costs of negotiation, preparation etc.  The Borrowers shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3
Costs of variations, amendments, enforcement etc.  The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)
any step taken by the Lender or the Swap Bank concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4
Extraordinary management time.  The Borrowers shall pay to the Agent on its demand compensation in respect of the reasonable and documented amount of time which the management of either Servicing Bank has spent in connection with a matter covered by Clause 20.3 and which exceeds the amount of time which would ordinarily be spent in the performance of the relevant Servicing Bank's routine functions.  Any such compensation shall be based on such reasonable daily or hourly rates as the Agent may notify to the Borrowers and is in addition to any fee paid or payable to the relevant Servicing Bank.

20.5
Documentary taxes.  The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

20.6
Certification of amounts.  A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1
Indemnities regarding borrowing and repayment of Loan.  The Borrowers shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7); and

(d)	the occurrence of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19,

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs. Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3
Miscellaneous indemnities.  The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

21.4
Currency indemnity.  If any sum due from any Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4 the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5
Application to Master Agreements.  For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from a Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

21.6
Certification of amounts.  A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.7
Sums deemed due to a Lender.  For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions. All amounts due from the Borrowers under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

22.2	Grossing-up for taxes. If a Borrower is required by law to make a tax deduction from any payment:

(a)	that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3
Evidence of payment of taxes.  Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4
Exclusion of tax on overall net income.  In this Clause 22 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party's overall net income.

22.5
Application to Master Agreements.  For the avoidance of doubt, Clause 22 does not apply in respect of sums due from a Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

23	ILLEGALITY, ETC

23.1	Illegality. This Clause 23 applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2
Notification of illegality.  The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3
Prepayment; termination of Commitment.  On the Agent notifying the Borrowers under Clause 23.2, the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

23.4
Mitigation. If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24	INCREASED COSTS

24.1	Increased costs. This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost".

24.2	Meaning of "increase cost". In this Clause 24, "increased cost" means, in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3
Notification to Borrowers of claim for increased costs.  The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4
Payment of increased costs.  The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5
Notice of prepayment.  If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrowers may give the Agent not less than 14 days' notice of their intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

24.6	Prepayment; termination of Commitment. A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers' notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

24.7	Application of prepayment. Clause 8 shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances. Each Creditor Party may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of that Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2
Existing rights unaffected.  No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3
Sums deemed due to a Lender.  For the purposes of this Clause 25, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4
No Security Interest.  This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of any Borrower.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1
Transfer by Borrowers.  No Borrower may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2
Transfer by a Lender.  Subject to Clause 26.4, a Lender (the "Transferor Lender") may at any time, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed; and such consent not to be required in connection with or in contemplation of a securitisation (or similar transaction)) but otherwise without needing the consent of any Security Party, cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent, Security Trustee or Hongbo Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement or (as the case may be) the Hongbo Trust Agreement.

26.3
Transfer Certificate, delivery and notification.  As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee, each of the other Lenders and each of the Swap Banks;

(b)	on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above,

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

26.4
Effective date of Transfer Certificate.  A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5
No transfer without Transfer Certificate.  No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, any Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6
Lender re-organisation; waiver of Transfer Certificate.  However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which any Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of any Borrower or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of any Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8
Maintenance of register of Lenders.  During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

26.9
Reliance on register of Lenders.  The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Agent to sign Transfer Certificates. Each Borrower, the Security Trustee, each Lender and each Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

26.11
Registration fee.  In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $1,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.12	Sub-participation; securitisation; subrogation assignment.

(a)
A Lender may sub-participate or include in a securitisation or similar transaction all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any consultation with or notice to, any Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

(b)
Each Borrower shall, and shall procure that each Security Party shall, do everything desirable or necessary to assist the Creditor Parties (or any of them) to achieve a successful (in the opinion of the Creditor Parties concerned) securitisation (or similar transaction) Provided only that the Borrowers' third party costs are met by the Creditor Parties concerned.

26.13
Disclosure of information.  In relation to any information which a Creditor Party has received in relation to either Borrower, any Security Party or their affairs under or in connection with any Finance Document or any Master Agreement, that Creditor Party may disclose any such information as it considers in its absolute discretion appropriate to:

(a)
a potential Transferee Lender, sub-participant, affiliate, any other assignee or transferee or any other person who may propose entering into a contractual relation with that Creditor Party in relation to this Agreement; and/or

(b)
any direct or indirect subsidiary, any direct or indirect parent company (including, for the avoidance of doubt in the case of the DVB Group, DZ Bank A.G.), any affiliate or any other company in its group; and/or

(c)	any authorities or any party to any Finance Document or any professional adviser to that Creditor Party; and/or

(d)	any other person regarding the funding, operational arrangement or other transaction in relation thereto,

and including, without limitation, (x) for purposes in connection with (1) any enforcement or (2) assignment or transfer of any Creditor Party's rights or obligations under any Master Agreement or any Finance Document or (y) to the extent desirable or necessary in connection with or in contemplation of a securitisation (or similar transaction).

26.14	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15
Notification.  On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16
Replacement of Reference Bank.  If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank's appointment shall cease to be effective.

26.17	Syndication.

(a)
If the Borrowers agree to the syndication of this Agreement but after a period of at least 3 months after the date of this Agreement has elapsed, it appears likely (in the Agent's reasonable opinion) that the normal syndication process of this Agreement on the basis of the agreed, structure, terms and pricing will not be successful, the Borrowers acknowledge that the Agent has the right at any time to change any or all of the terms, structure and/or pricing of the Loan if the Agent determines that such changes are advisable in order to ensure a successful syndication of this Agreement.

(b)
If the Agent determines such changes are necessary, the Agent will consult with the Borrowers for a period of up to 5 Business Days about such changes and, following such period of consultation but subject to Clause 26.17(c), the Borrowers will and will procure that each Security Party will enter into any documentation in a form required by the Agent to implement such changes required by the Agent (including, without limitation, any documentation required to amend the Finance Documents and to secure the Borrowers' and the Security Parties' liabilities and obligations under the Finance Documents as amended and/or supplemented).

(c)
If either Borrower or any Security Party does not agree with such changes required by the Agent, the Borrowers may give the Agent within a period of 5 days following the expiry of the consultation period not less than 14 days' notice of its intention to terminate the Commitments and prepay the Loan in full at the end of the current Interest Period.

(d)	A notice under Clause 26.17(c) shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrowers' notice of intended prepayment; and:

(i)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and

(ii)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

(e)	Clause 8 shall apply in relation to any such prepayment.

27	VARIATIONS AND WAIVERS

27.1
Variations, waivers etc. by Majority Lenders.  Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2
Variations, waivers etc. requiring agreement of all Lenders.  However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and every Swap Bank":

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender's Commitment;

(d)	an extension of Availability Period;

(e)	a change to the definition of "Majority Lenders" or "Finance Documents";

(f)	a change to the preamble or to Clause 2, 3, 4, 5.1, 17, 18 or 30;

(g)	a change to this Clause 27;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

27.3
Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1
General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice by letter or fax shall be sent:

(a)	to the Borrowers: c/o Central Mare Inc.
1 Vassilissis Sofias Str. & Meg. Alexandrou Str.
151 24, Maroussi
Greece

Fax No: +30 210 802 0364;

(b)	to a Lender or a Swap Bank: at the address below its name in Schedule 1 (in the case of a Lender), Schedule 2 (in the case of a Swap Bank) or (as the case may require) in the relevant Transfer Certificate;

(c)	to the Agent: Zeelandia Office Park
and/or the Security Trustee:	Kaya W.F.G. Mensing 14 P.O. Box 3107, Willemstad Curaçao Attention: Natacha Bloem Fax No: +599 9 465 2366

with a copy to:

DVB Bank SE, Rep. Office Greece 95 Akti Miaouli 185 38 Piraeus Greece Attention: Nikolas Chontzopoulos Fax No: +30 210 455 7420

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders, the Swap Banks and the Security Parties.

28.3	Effective date of notices. Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5
Illegible notices.  Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6
Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7
Electronic communication.  Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their respective addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.8	English language. Any notice under or in connection with a Finance Document shall be in English.

28.9	Meaning of "notice". In this Clause 28, "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29	JOINT AND SEVERAL LIABILITY

29.1	General. All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2, joint.

29.2	No impairment of Borrower's obligations. The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

29.3
Principal debtors.  Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

29.4	Subordination. Subject to Clause 29.5, during the Security Period, no Borrower shall:

(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)	set off such an amount against any sum due from it to any other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

29.5
Borrower's required action.  If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent's notice.

30	SUPPLEMENTAL

30.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2
Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3	Counterparts. A Finance Document may be executed in any number of counterparts.

30.4
Third party rights.  Save for the Hongbo Security Trustee (who may enforce and enjoy the benefit of any term of this Agreement), no other person who is not a party to this Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.  However, notwithstanding the foregoing, the consent of the Hongbo Security Trustee is not required for any variation of this Agreement (including any release or compromise of any liability under this Agreement) or any transfer of any right or obligation under this Agreement.

31	LAW AND JURISDICTION

31.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

31.2	Exclusive English jurisdiction. Subject to Clause 31.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

31.3	Choice of forum for the exclusive benefit of the Creditor Parties. Clause 31.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

Neither Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

31.4
Process agent.  Each Borrower irrevocably appoints Top Tankers (U.K.) Limited at its registered office for the time being, presently at 3rd Floor, 8 Duke Street, London W1U 3EW, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

31.5
Creditor Party rights unaffected.  Nothing in this Clause 31 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.6	Meaning of "proceedings". In this Clause 31, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into and amended and restated on the dates stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)
DVB Bank America N.V.	Zeelandia Office Park Kaya W.F.G. Mensing 14 P.O. Box 3107 Willemstad Curaçao	80,000,000

SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office

DVB Bank SE	Platz der Republik 6 D-60325 Frankfurt am Main Germany

SCHEDULE 3

DRAWDOWN NOTICE

To:           DVB Bank America N.V.
Zeelandia Office Park
Kaya W.F.G. Mensing 14
P.O. Box 3107
Willemstad
Curaçao

Attention: Loans Administration

[date]

DRAWDOWN NOTICE

1
We refer to the loan agreement (the "Loan Agreement") dated 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009 and as amended and restated by an amendment and restatement agreement dated 1 December 2010) and made between ourselves, as Borrowers, the Lenders referred to therein, the Swap Banks referred to therein, and yourselves as Agent and as Security Trustee in connection with a facility of up to US$80,000,000.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow an Advance relating to the Ship with hull number S-[●] as follows:

(a)	Amount: US$[●];

(b)	Drawdown Date: [●];

(c)	[Duration of the first Interest Period shall be [●] months;] and

(d)	Payment instructions: [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

5	[We authorise you to deduct the fees referred to in Clause 20 from the amount of the Advance.]

________________
for and on behalf of
BANKSY SHIPPING COMPANY LIMITED and
HONGBO SHIPPING COMPANY LIMITED

SCHEDULE 4

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a) required before service of the first Drawdown Notice.

1	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B or Part C.

2	Copies of the constitutional documents of each Borrower and each Security Party.

3
Copies of resolutions of the shareholders and directors of each Borrower and each Security Party authorising the execution of each of the Finance Documents and the Transaction Documents to which that Borrower or that Security Party is a party and, in the case of a Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement and ratifying the execution of the Transaction Documents to which it is a party.

4	The original of any power of attorney under which any Finance Document is executed on behalf of a Borrower or a Security Party.

5	Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or any Transaction Document.

6	Copies of each Shipbuilding Contract and of all documents signed or issued by any party to that Shipbuilding Contract under or in connection with it.

7
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by any party to a Shipbuilding Contract of that Shipbuilding Contract and of all documents to be executed by that party under that Shipbuilding Contract.

8
The original of each Refund Guarantee together with such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the Refund Guarantor of each Refund Guarantee.

9	Documentary evidence that the agent for service of process named in Clause 31 has accepted its appointment.

10
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Liberia, the Marshall Islands and Korea and such other relevant jurisdictions as the Agent may require.

11	A duly completed DVB LAM Form signed by the Borrowers.

12	All documentation required by each Lender in respect of either Borrower or any Security Party pursuant to that Lender's "Know your customer" requirements.

13	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 9.1(c) required before the Advance relating to the delivery instalment under the Shipbuilding Contract for IONIAN WAVE:

1
A duly executed original of the Mortgage, the Multiparty Agreement (if not already executed), the Account Security Deed and of the General Assignment relating to IONIAN WAVE (and of each document to be delivered by each of them).

2	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account relation to IONIAN WAVE.

3	Documentary evidence that:

(a)
IONIAN WAVE has been unconditionally delivered by the Builder to, and accepted by, Banksy under the Shipbuilding Contract, and the full purchase price payable under the Shipbuilding Contract (in addition to the part to be financed by the Loan) has been duly paid;

(b)	IONIAN WAVE has been unconditionally delivered by Banksy to, and accepted by, the relevant Charterer under the Charter;

(c)	IONIAN WAVE is definitively and permanently registered in the name of Banksy under Liberian flag;

(d)	IONIAN WAVE is in the absolute and unencumbered ownership of Banksy save as contemplated by the Finance Documents;

(e)
IONIAN WAVE maintains the class set out in article 1(b)(i) of the Shipbuilding Contract with Det norske Veritas free of all recommendations and conditions of such Classification Society (with the Agent being advised of such class and classification society at least 15 days prior to the Drawdown Date);

(f)	the Mortgage relating to IONIAN WAVE has been duly registered against IONIAN WAVE as a valid first priority Liberian ship mortgage in accordance with the laws of Liberia; and

(g)	IONIAN WAVE is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

4
Copies of the Document of Compliance relating to IONIAN WAVE and of IONIAN WAVE's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires), ISSC and IAPPC.

5	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the law of Liberia and such other relevant jurisdictions as the Agent may require.

6
A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for IONIAN WAVE as the Agent may require (with the Agent being advised with whom such insurances will be placed and upon what main terms they will be effected at least 15 days prior to the Drawdown Date).

7
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by any party to the Multiparty Agreement of that Multiparty Agreement and of all documents to be executed by that party under that Multiparty Agreement.

8	Copies of all charters of IONIAN WAVE and related documents.

9
A survey report addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 7 days before the Drawdown Date from an independent marine surveyor selected by the Agent in respect of the physical condition of the Ship.

10	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART C

The following are the documents referred to in Clause 9.1(d) required before the Advance relating to the delivery instalment under the Shipbuilding Contract for HONGBO:

1
A duly executed original of the Mortgage, the Multiparty Agreement (if not already executed), the Account Security Deed and of the General Assignment relating to HONGBO (and of each document to be delivered by each of them).

2	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account relation to HONGBO.

3	Documentary evidence that:

(a)
HONGBO has been unconditionally delivered by the Builder to, and accepted by, Hongbo under the Shipbuilding Contract, and the full purchase price payable under the Shipbuilding Contract (in addition to the part to be financed by the Loan) has been duly paid;

(b)	HONGBO has been unconditionally delivered by Hongbo to, and accepted by, the relevant Charterer under the Charter;

(c)	HONGBO is definitively and permanently registered in the name of Hongbo under Panamanian flag;

(d)	HONGBO is in the absolute and unencumbered ownership of Hongbo save as contemplated by the Finance Documents;

(e)
HONGBO maintains the class set out in article 1(b)(i) of the Shipbuilding Contract with Det norske Veritas free of all recommendations and conditions of such Classification Society (with the Agent being advised of such class and classification society at least 15 days prior to the Drawdown Date);

(f)	the Mortgage relating to HONGBO has been duly recorded against HONGBO as a valid first preferred Panamanian ship mortgage in accordance with the laws of Panama; and

(g)	HONGBO is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

4
Copies of the Document of Compliance relating to HONGBO and of HONGBO's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires), ISSC and IAPPC.

5	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the law of Liberia, Panama and such other relevant jurisdictions as the Agent may require.

6
A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for HONGBO as the Agent may require (with the Agent being advised with whom such insurances will be placed and upon what main terms they will be effected at least 15 days prior to the Drawdown Date).

7
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by any party to the Multiparty Agreement of that Multiparty Agreement and of all documents to be executed by that party under that Multiparty Agreement.

8	Copies of all charters of HONGBO and related documents.

9
A survey report addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 7 days before the Drawdown Date from an independent marine surveyor selected by the Agent in respect of the physical condition of the Ship.

10	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

11
To the extent not provided in the payment instructions in the Drawdown Notice, receipt by DVB Bank America N.V. (or any affiliate of DVB Bank America N.V.) of such aggregate amount as they shall immediately prior to the Drawdown Date certify to be their costs and expenses (including, without limitation, legal expenses) incurred or estimated to be incurred up to and including the Drawdown Date in connection with this Agreement and/or the Astrale Loan Agreement including, without limitation, the work carried out so far in relation to the proposed restructuring and cross-collateralisation of the Astrale Loan, the delivery of HONGBO and the documentation and implementation of the Top Up Loan (for which purpose it shall be sufficient if the Agent submits an aggregate figure representing the total costs and expenses incurred or estimated to be incurred up to and including the Drawdown Date in connection with these matters with copies of invoices evidencing such aggregate figure to be provided by the Agent after the Drawdown Date).

12	A duly executed original of the Top Up Loan Fees Letter.

13
A duly executed original of a consent (in a form approved by the Agent) from the Charterer of IONIAN WAVE to (i) the execution and registration of an addendum to the Mortgage over IONIAN WAVE and (ii) amending the Multiparty Agreement relating to IONIAN WAVE to refer to the Loan Agreement as amended.

14
A duly executed original of an addendum (in a form approved by the Agent) to the Mortgage over IONIAN WAVE; and evidence that such addendum has been duly recorded against IONIAN WAVE as a valid Liberian mortgage addendum in accordance with the laws of Liberia.

15
Duly signed original corporate documents (including directors' resolutions and, if required, shareholders' resolutions) in a form acceptable to the Agent of each of the Borrowers and the Guarantor authorising and/or ratifying the documents referred to in this Part C.

Each of the documents specified in paragraphs 2, 3, 5 and 9 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of a Borrower.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	DVB Bank America N.V. for itself and for and on behalf of each Borrower, each Security Party, the Security Trustee, each Lender and each Swap Bank, as defined in the Loan Agreement referred to below.

[●]

1
This Certificate relates to a Loan Agreement (the "Loan Agreement") dated 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009 and as amended and restated by an amendment and restatement agreement dated 1 December 2010) and made between (1) Banksy Shipping Company Limited and Hongbo Shipping Company Limited as joint and several borrowers (together, the "Borrowers"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) DVB Bank America N.V. as Agent and (5) DVB Bank America N.V. as Security Trustee for a loan facility of up to US$80,000,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

"Relevant Parties" means the Agent, each Borrower, each Security Party, the Security Trustee, each Lender and each Swap Bank;

"Transferor" means [full name] of [lending office]; and

"Transferee" means [full name] of [lending office].

3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5
By virtue of this Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Lender or any Swap Bank in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	any Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

DVB BANK AMERICA N.V.

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:

Fax:

Contact Person
(Credit Administration Department):

Telephone:

Fax:

Account for payments:

Note:
This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction.  It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 6

DESIGNATION NOTICE

To:           DVB Bank America N.V.
Zeelandia Office Park
Kaya W.F.G. Mensing 14
Willemstad
Curaçao

Attn: Loans Administration

[date]

Dear Sirs

Loan Agreement dated 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009 and as amended and restated by an amendment and restatement agreement dated 1 December 2010) made between (i) ourselves as Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) and (v) yourselves as Agent and Security Trustee (the "Loan Agreement")

We refer to:

1	the Loan Agreement;

2	the Master Agreement dated as of [●] made between ourselves and DVB Bank SE; and

3	a Confirmation delivered pursuant to the said Master Agreement dated [●] and addressed by DVB Bank SE to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully

.................................................
for and on behalf of
BANKSY SHIPPING COMPANY LIMITED and
HONGBO SHIPPING COMPANY LIMITED

SCHEDULE 7

DVB LOAN ADMINISTRATION FORM

To:           DVB Bank America N.V.
Zeelandia Office Park
Kaya W.F.G. Mensing 14
Willemstad
Curaçao

Attn: Loans Administration

[date]

Dear Sirs

Term loan facility of up to $80,000,000 (the "Financing") made available to Banksy Shipping Company Limited and Hongbo Shipping Company Limited (together, the "Companies")

We refer to the loan agreement (the "Loan Agreement") dated 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009 and as amended and restated by an amendment and restatement agreement dated 1 December 2010) and made between ourselves, as joint and several Borrowers, the Lenders referred to therein, the Swap Banks referred to therein, and yourselves as Agent and as Security Trustee in connection with a term loan facility of up to $80,000,000.  Terms and expressions not otherwise defined herein shall have the same meaning as defined in the Loan Agreement.

We hereby appoint the following persons to act as our point of contact with regards to any issue arising in connection with the administration of the Loan Agreement or any other documents related to the Financing:

1               [name, title, address, phone, fax, mobile, email];
2               [name, title, address, phone, fax, mobile, email]; and
3               [name, title, address, phone, fax, mobile, email].

No persons other than the Directors of the Companies and the persons listed above (together, the "Authorised Persons") are hereby authorised to request any information from you regarding the Loan Agreement or any other matter related to the Facility or either Company or communicate with you in any way regarding the forgoing in and under any circumstances.

For the avoidance of doubt, the following are the Directors of each Company:

1               [name, title, address, phone, fax, mobile, email];
2               [name, title, address, phone, fax, mobile, email]; and
3               [name, title, address, phone, fax, mobile, email].

This list of authorised persons may only be amended, modified or varied in writing by an Authorised Person with copy to the other Authorised Persons.

We agree to indemnify you and hold you harmless in relation to any information you provide to any Authorised Person.

This letter shall be governed by, and construed in accordance with, English law.

Yours sincerely

for and on behalf of
BANKSY SHIPPING COMPANY LIMITED and
HONGBO SHIPPING COMPANY LIMITED

EXECUTION PAGES

BORROWERS

SIGNED by	)
)
for and on behalf of	)
BANKSY SHIPPING	)
COMPANY LIMITED	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
HONGBO SHIPPING	)
COMPANY LIMITED	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
DVB BANK AMERICA N.V.	)
in the presence of:	)

SWAP BANKS

SIGNED by	)
)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

AGENT

SIGNED by	)
)
for and on behalf of	)
DVB BANK AMERICA N.V.	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
DVB BANK AMERICA N.V.	)
in the presence of:	)